Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Indo-Asia Fund (formerly known as Pioneer India Fund) dated December 3, 1997 and June 5, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 7 and Amendment No. 9 to Registration Statement File Nos. 33-77472 and 811-08468, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998